UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 28, 2014

Commission File Number:  1-33001

Enova Systems, Inc.
(Exact name of small business issuer as specified in its charter)

California
(State or other jurisdiction of incorporation or organization)
95-3056150
(IRS Employer Identification No.)

2945 Columbia Street, Torrance, California 90503
(Address of principal executive offices)

650-346-4770
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On February 28, 2014, Enova Systems, Inc. ("Enova") and John Micek, the President and Chief Executive Officer of Enova, orally agreed that Enova will sell to John Micek, and Mr. Micek agreed to purchase from Enova, on, or before, March 19, 2014, 7,000,000 shares of Enova's Common Stock (the "Shares") at a purchase price of US $0.01 per share in consideration of $50,000 in cash and the conversion of $20,000 in debt.

Mr. Micek is an "accredited" investor (as such term is defined under Regulation D promulgated by the Securities and Exchange Commission ("SEC")). The Shares are expected to be sold in a transaction exempt from the registration requirements under Section 5 of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) thereof and in reliance upon Rule 506 of Regulation D promulgated by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enova Systems, Inc.

Date:   March 6, 2014
By:	/s/ John Micek

Name: John Micek
Title: Chief Executive Officer